Exhibit 5.1

[Simpson Thacher & Bartlett LLP Letterhead]

April 24, 2014

Walter Energy, Inc.
3000 Riverchase Galleria

Suite 1700

Birmingham, AL 35244

Ladies and Gentlemen:

We have acted as counsel to Walter Energy, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 4,300,000 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), which may be issued pursuant to the Walter Energy, Inc. 2014 Long-Term Incentive Plan (the “Plan”).

We have examined the Registration Statement, a copy of a specimen certificate representing the Common Stock and the Plan, each of which has been filed or incorporated by reference as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon issuance and delivery in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the law of the State of Delaware.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP